NEWS RELEASE for March 10, 2011

BIOLASE REPORTS FOURTH QUARTER AND YEAR-END RESULTS

•	$9.7 Million in Q4 Revenue

•	Q4 GAAP Profit of $174,000, or $0.01 per Share

•	Q4 Non-GAAP Profit of $787,000, or $0.03 per Share

•	2011 Revenue Guidance Increasing to $60 — $65 Million Based on Anticipated Launch of New Imaging Products in Q3 from $55 — $60 Million

•	Q1 Guidance Increasing to $9.25 — $9.75 Million, up from $8.75 — $9.25 Million

IRVINE, CA (March 10, 2011) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the World’s leading dental laser manufacturer and distributor, today reported unaudited operating results for its fourth quarter and year ended December 31, 2010. The Company’s results for the fourth quarter ended December 31, 2010, underline a return to sequential revenue growth and profitability.

Net revenue for the 2010 fourth quarter was $9.7 million, up 56 percent sequentially from $6.2 million in the 2010 third quarter and down approximately seven percent from $10.4 million in the same quarter for 2009. Revenue, excluding license fees and royalties for the fourth quarter of 2010, was $9.5 million, up 58 percent sequentially from $6.0 million in the 2010 third quarter, driven by BIOLASE’s new direct sales business model implemented during the fourth quarter. The majority of sales in the 2010 fourth quarter were from the sale of the Company’s previous flagship Waterlase MD Turbo™ laser. Revenue of approximately $700,000 of the new wireless iLase™ five Watt diode laser system was deferred until the first quarter of 2011, due to the limited availability of a component part. In response, BIOLASE is undergoing evaluation of additional suppliers to meet the demand for the iLase system.

Net revenue for the fiscal year ended December 31, 2010 was $26.2 million, a 39 percent decrease compared to $43.3 million in the prior year. The year-over-year decrease in revenue in the 2010 fourth quarter and year was in part due to reduced domestic laser purchases by distributor Henry Schein, Inc. (NASDAQ:HSIC). However, sales to Henry Schein worldwide decreased as a percentage of product revenue from 39 percent in the 2010 third quarter to approximately 30 percent in the fourth quarter of 2010, and is expected to stabilize to approximately 20 percent of total revenue in fiscal year 2011.

As announced at the end of the 2010 third quarter, BIOLASE entered into a new North American distribution agreement with Henry Schein, changing its distribution relationship from exclusive to non-exclusive. In addition, Henry Schein is on a non-exclusive basis in certain international markets where the Company does not have exclusive distributors, but continues to be exclusive only in certain high-performing countries with associated minimum purchase commitments in those markets.

Federico Pignatelli, the Company’s Chairman and CEO since August 27, 2010, said, “Our new business model, combined with the refocusing of the entire organization, resulted in sequential growth and regained net profitability in the fourth quarter of 2010. In addition, our direct sales force has gained momentum into 2011 as our new products, in particular our new flagship product, the Waterlase iPlus™ All-Tissue Laser, launched January 27, 2011, began to gain traction in North America, and as new distributors compete for market share among their respective customer segments both domestically and internationally.”

Recent Highlights

With a new Board of Directors and executive team, and under the leadership of Chairman and CEO Federico Pignatelli, a series of actions and key accomplishments include the following:

•	The establishment of increased annual revenue guidance for 2011 of $60 to $65 million, representing growth of approximately 129 — 148 percent over 2010, based in part on the impending launch of the new BIOLASE Imaging division. Guidance for net revenue for the first quarter ended March 31, 2011, traditionally the lowest quarter of the year, has been increased to $9.25 — $9.75 million up from $8.75 — $9.25 million and up from $4.4 million in the first quarter of 2010, with positive net income.

•	The adoption of a stock dividend policy, with a declared stock dividend of one percent, payable March 31, 2011 to shareholders of record on March 15, 2011.

•	The successful launch and initial domestic order generation of the Waterlase iPlus All-Tissue Laser with improved cutting speeds and precision, and a breakthrough intuitive user interface designed for broader applications and wider adoption.

•	The receipt of CE Mark Approval for the Waterlase iPlus with commercial sales initiated in Europe.

•	The launch of the “BIOLASE Store,” at www.biolasestore.com, for dentists and hygienists using BIOLASE laser technology products to view and purchase consumables, training, warranties and service contracts. The website has already surpassed internal revenue goals and is expected to become a significant revenue contributor in 2011.

•	The opening of a sales and support office, BIOLASE Asia-Pacific, to expand penetration in the fast-growing Asian dental and medical markets and provide service and support, education and technical support to the Company’s existing 15 distributors, and rapidly growing, in the Asia-Pacific region. This new support center is soon to be followed by the formation of BIOLASE India-Middle East and BIOLASE South America.

•	The formation of a new division, BIOLASE Imaging, to design and distribute state-of-the-art extra-oral and intra-oral dental imaging devices that complement the minimally invasive dental treatment solutions offered by the BIOLASE Laser division.

•	The receipt of approximately $5.9 million in cash, which was raised through the sale of approximately 1.8 million shares of BIOLASE common stock and $518,000 through the exercise of options. A portion of these proceeds were used to pay off the remaining balance of a $3 million debt facility in Q1 2011, making BIOLASE free of bank debt.

•	The award of several new patents for use of the Company’s patented Er,Cr:YSGG laser technology for eye surgery, including for the treatment of presbyopia, a condition suffered by 2.5 billion people worldwide.

Pignatelli continued, “The Company embarked on a fundamental companywide reorganization, and achieved financial milestones at a fast pace in the past six months, including the launch of our new flagship product, the Waterlase iPlus All-Tissue Laser, the World’s fastest and most advanced dental surgical laser. Also, a remarkable and exciting development was the launch of the BIOLASE Imaging division. Having built over time a well-known and leading brand and more recently a resurgent dynamic direct sales force addressing the needs of high-tech dentists, it makes perfect sense to fill that distribution channel with more world-class and complementary products that will generate additional selling opportunities and provide an optimal utilization from that sales force investment.”

Gross profit as a percentage of net revenue for this year’s fourth quarter and full year was 50 percent and 34 percent, respectively, compared to 42 percent and 46 percent for the prior year periods. The year-over-year quarterly increase of 8 percent was primarily due to reduced expenses.

Operating expenses in the 2010 fourth quarter and full year were $4.5 million and $20.3 million, respectively, compared to $5.8 million and $23.0 million in the year-earlier periods. The year-over-year reduction in expense was primarily due to recent cost-cutting measures.

Net income for the 2010 fourth quarter was $174,000, or $0.01 per share, compared to a net loss of $1.5 million, or $0.06 loss per share, in the 2009 fourth quarter. Non-GAAP net income was $787,000, or $0.03 per share, for the 2010 fourth quarter compared with a non-GAAP net loss of $888,000, or $0.04 loss per share, for the similar quarter in 2009.

Net loss for 2010 was $12.0 million, or a $0.49 loss per share, compared to a net loss of $3.0 million, or a $0.12 loss per share, in 2009. Non-GAAP net loss was $9.9 million, or a $0.41 loss per share, for 2010 compared with non-GAAP net loss of $97,000, or a $0.00 loss per share, in 2009.

Conference Call
As previously announced, the Company will host a conference call today at 11:00 a.m. Eastern Time to discuss its operating results for the fourth quarter and year ended December 31, 2010, and to answer questions. The dial-in number for the call is toll-free 1-877-941-1427 or toll/international 1-480-629-9664. The live webcast and archived replay of the call can be accessed in the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc., the World’s leading Dental Laser company, is a medical technology company that develops, manufactures and markets dental lasers and also distributes and markets dental imaging equipment, products that are focused on technologies that advance the practice of dentistry and medicine. The Company’s laser products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. Its imaging products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. Other products under development address ophthalmology and other medical and consumer markets.

For updates and information on laser and Waterlase dentistry, find BIOLASE at http://www.biolase.com, Twitter at http://twitter.com/GoWaterlase, and YouTube at http://www.youtube.com/user/Rossca08.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.

- TABLES FOLLOW -
BIOLASE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Products and services revenue	$9,495	$6,002	$10,335
License fees and royalty revenue	223	218	16

Net revenue	9,718	6,220	10,351
Cost of revenue	4,885	4,429	5,988

Gross profit	4,833	1,791	4,363

Operating expenses:
Sales and marketing	2,113	2,110	2,995
General and administrative	1,561	1,330	1,832
Engineering and development	800	775	945
Total operating expenses	4,474	4,215	5,772

Profit (loss) from operations	359	(2,424)	(1,409)

(Loss) gain on foreign currency transactions	(35)	(118)	10
Interest income	1	1	1
Interest expense	(145)	(157)	(9)

Non-operating (loss) income , net	(179)	(274)	2

Income (loss) before income taxes	180	(2,698)	(1,407)
Provision for income taxes	6	28	62

Net income (loss)	$174	$(2,726)	$(1,469)

Net income (loss) per share:
Basic	$0.01	$(0.11)	$(0.06)

Diluted	$0.01	$(0.11)	$(0.06)

Shares used in the calculation of net income (loss) per share:
Basic	24,590	24,428	24,356

Diluted	24,734	24,428	24,356

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BIOLASE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)

	Years Ended
	December 31,
	2010	2009
Products and services revenue	$24,580	$42,137
License fees and royalty revenue	1,645	1,210

Net revenue	26,225	43,347
Cost of revenue	17,400	23,285

Gross profit	8,825	20,062

Operating expenses:
Sales and marketing	9,938	11,041
General and administrative	6,592	7,835
Engineering and development	3,790	4,146
Total operating expenses	20,320	23,022

Loss from operations	(11,495)	(2,960)

(Loss) gain on foreign currency transactions	(110)	176
Interest income	3	5
Interest expense	(361)	(58)

Non-operating (loss) income, net	(468)	123

Loss before income tax provision	(11,963)	(2,837)
Income tax provision	58	119

Net loss	$(12,021)	$(2,956)

Net loss per share:
Basic	$(0.49)	$(0.12)

Diluted	$(0.49)	$(0.12)

Shares used in the calculation of net loss per share:
Basic	24,450	24,282

Diluted	24,450	24,282

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BIOLASE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except per share data)

	December 31,

	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$1,694	$2,975
Accounts receivable, less allowance of $311 and $421 in 2010 and 2009, respectively	3,331	4,229
Inventory, net	6,987	7,861
Prepaid expenses and other current assets	1,355	1,347
Assets held for sale	576	—

Total current assets	13,943	16,412
Property, plant and equipment, net	755	2,180
Intangible assets, net	342	472
Goodwill	2,926	2,926
Deferred tax asset	11	17
Other assets	170	170

Total assets	$18,147	$22,177

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)EQUITY
Current liabilities:
Term loan payable, current portion	$2,622	$—
Accounts payable	4,029	4,887
Accrued liabilities	5,482	5,152
Customer deposits	5,877	—
Deferred revenue, current portion	1,650	1,123

Total current liabilities	19,660	11,162
Deferred tax liabilities	544	473
Warranty accrual, long term	424	448
Deferred revenue, long-term	433	1,975
Other liabilities, long-term	133	190

Total liabilities	21,194	14,248

Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, par value $0.001; 1,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001; 50,000 shares authorized, 26,565 and 26,340 shares issued in 2010 and 2009, respectively; 24,601 shares and 24,376 shares outstanding in 2010 and 2009, respectively	27	27
Additional paid-in capital	118,375	117,228
Accumulated other comprehensive loss	(324)	(222)
Accumulated deficit	(104,726)	(92,705)

	13,352	24,328
Treasury stock (cost of 1,964 shares repurchased)	(16,399)	(16,399)

Total stockholders’ (deficit) equity	(3,047)	7,929

Total liabilities and stockholders’ (deficit) equity	$18,147	$22,177

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Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

BIOLASE TECHNOLOGY, INC.
Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
(Unaudited)
(in thousands, except per share data)

	Three months ended		Years ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$174	$(1,469)	$(12,021)	$(2,956)
Adjustments:
Interest expense	145	9	361	58
Depreciation and amortization expense	240	318	1,070	1,444
Stock based compensation expense	228	254	727	1,357
Non-GAAP net income (loss)	$787	$(888)	$(9,863)	$(97)

GAAP net income (loss) per share:
Basic and Diluted	$0.01	$(0.06)	$(0.49)	$(0.12)
Adjustments:
Interest expense	0.00	0.00	0.02	0.00
Depreciation and amortization expense	0.01	0.01	0.04	0.06
Stock based compensation expense	0.01	0.01	0.02	0.06
Non-GAAP net income (loss) per share:
Basic and Diluted	$0.03	$(0.04)	$(0.41)	$(0.00)

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